                                                                    EXHIBIT 10.4





                          WASHINGTON GAS LIGHT COMPANY

                             SUPPLEMENTAL EXECUTIVE
                                RETIREMENT PLAN




                      AS AMENDED THROUGH DECEMBER 18, 1996

                               TABLE OF CONTENTS



                                                 Page
                                                 ----
   Article 1.   Purpose                          1-1

   Article 2.   Definitions                      2-1

   Article 3.   Participation                    3-1

   Article 4.   Vesting                          4-1

   Article 5.   Service                          5-1

   Article 6.   Benefits                         6-1

   Article 7.   Death Benefits                   7-1

   Article 8.   Miscellaneous                    8-1

                                   Article 1
                                    Purpose

1.1 Purpose: The purpose of this Supplemental Executive Retirement Plan (Supplemental Plan) is to provide a minimum level of retirement income in the event of normal or early retirement and a minimum level of benefits in the event of death or disability as a means of attracting, retaining, and motivating executives. This Supplemental Plan is designed to provide a benefit which, when added to the benefit provided by the Washington Gas Light Company Employees' Pension Plan will meet the purpose described above.

         The Company intends that the Supplemental Plan shall at all times be maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and be administered as a "top-hat" plan exempt from the substantive requirements of the Employee Retirement Income Security Act of 1974, as amended.





                                    1 - 1

                                   Article 2
                                  Definitions

2.1  Accredited Service:  Accredited Service as defined in the Basic Plan.

2.2 Accrued Benefit: The amount expressed in terms of an annual single-life annuity commencing at Normal Retirement Date and determined in accordance with
Section 6.4 which describes the Normal Retirement Pension.

2.3 Administrator: The Administrator appointed by the Personnel and Compensation Committee to carry out the administration of this Supplemental Plan.

2.4 Basic Plan: Washington Gas Light Company Employees' Pension Plan, as amended from time to time.

2.5 Board or Board of Directors: The Board of Directors of the Washington Gas Light Company.





                                    2 - 1

2.6 Change of Control: The occurrence of any one or more of the triggering events specified below:

                 (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock oif the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided,; however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of





                                    2 - 2
this Article 2.6; or

                 (b) Individuals who, as of December 18, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to December 18, 1996 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board; or

                 (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and





                                    2 - 3
entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially owned, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of the directors, as the case may be, of the Corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Companies assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Persons (excluding any Corporations resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such Corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of





                                    2 - 4
common stock of the Corporation resulting from such Business Combination, or the Combined Voting Power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the business Combination and (iii) at least a majority of the members of the Board of Directors of the Corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.7  Company:  Washington Gas Light Company.

2.8  Disability:  Disability as defined in the Basic Plan.

2.9  Early Retirement Date:  Early Retirement Date as defined in the Basic
Plan.





                                    2 - 5

2.10 Final Average Compensation: The average of the Participant's highest Rates of Annual Basic Compensation on December 31 of each of the three years out of the final five years of the Participant's Accredited Service as a Participant preceding such Participant's Normal Retirement Date, Early Retirement Date, date of Disability, death or the date of the Participant's Termination as described in Section 3.2, whichever is applicable; however, if such five-year period should include any approved leave of absence in effect on December 31 of any year during such five-year period, his or her Rate of Annual Basic Compensation in effect at the beginning of such leave shall be deemed to be his or her Rates of Annual Basic Compensation in effect for that year. In the event a Participant is entitled to an Accrued Benefit under this Supplemental Plan but has less than five years of Accredited Service as a Participant, the Participant's Rate of Annual Basic Compensation on December 31 of each year of service while a Participant shall be averaged and such average shall be Participant's Final Average Compensation. Should a Participant die or incur a Disability and have less than one year of Accredited Service, which year does not include





                                    2 - 6

December 31, the Participant's Final Average Compensation shall be, as applicable, his or her Rates of Annual Basic Compensation on the day preceding the date of such Participant's death or the Administrator's acceptance of the Disability under Section 6.7.

2.11  Normal Retirement Date:  Normal Retirement Date as defined in the Basic
Plan.

2.12 Participant: An employee designated as such by the Personnel and Compensation Committee pursuant to Section 3.1 of this Supplemental Plan. Unless expressly provided herein to the contrary or the context dictates otherwise, a Participant shall also include any person (including a beneficiary) who is entitled to a benefit under this Supplemental Plan.

2.13 Rates of Annual Basic Compensation: Participant's salary as of December 31 and any award declared during the year under the Company's Executive Incentive Compensation Plan, whether taken in cash or deferred as provided by the Plan.





                                    2 - 7

2.14  Retirement:  Retirement as defined in the Basic Plan.

2.15 Vesting Service: Vesting Service is 1000 hours of service with the Company as a Participant in any one calendar year.





                                    2 - 8

                                   Article 3
                                 Participation

3.1 Designation: Each employee of the Company who is designated by the Personnel and Compensation Committee of the Board of Directors shall be a Participant in this Supplemental Plan. Each officer of the Company, as of June 28, 1989, whose remuneration was approved by the Board of Directors, shall continue to be a Participant in this Supplemental Plan until further action by the Personnel and Compensation Committee.

3.2 Termination: In the event Participant's employment with the Company is terminated for whatever reason or in the event the Personnel and Compensation Committee withdraws or rescinds its designation of Participant status with respect to a current employee, such terminated or current employee, as applicable, shall thereafter accrue no additional benefits under this Supplemental Plan and shall have, with respect to previously credited benefits, only such rights as are provided in Articles 4, 5 and 6 hereof.





                                    3 - 1

                                   Article 4
                                    Vesting

4.1 Vested Pension -- General: Except as provided in Section 4.2 of this Article, a Participant shall be 100% vested in, and have rights to, an Accrued Benefit only in the event of: (a) Disability while an employee of the Company in active Participant status, (b) Retirement on or after attaining age 55, or
(c) a Change of Control as defined in Section 2.6.

4.2  Vested Pension -- Exceptions:  Notwithstanding the general provisions in
Section 4.1, the following exceptions shall apply --

         (a) For participation on or before June 27, 1989, a Participant shall be vested in, and have rights to, an Accrued Benefit as set out in the table below. Except as provided in (b) and (c) below, a Participant's vested percentage shall not increase by reason of participation after June 27, 1989.





                                    4 - 1

               Completed Years
                     of                   Vested
               Vesting Service          Percentage
               ---------------          ----------
                     1                     20%

                     2                     40%

                     3                     60%

                     4                     80%

                     5                    100%

         (b) A Participant's Accrued Benefit shall vest in accordance with the table in (a) above if his or her termination of employment occurs as a result of a Company-initiated action or request or if his or her designation of Participant status is withdrawn or rescinded by the Company; provided, however, that this provision shall not apply if the forfeiture provisions of Section 8.5 apply.

         (c) The Personnel and Compensation Committee may waive all vesting requirements or permit accelerated vesting arrangements in any case which, in the Personnel and Compensation Committee's discretion, represents special circumstances.





                                    4 - 2

                                   Article 5
                                    Service

5.1 Benefit Service: Except as provided in Section 5.2 of this Article, Benefit Service shall be equal to Accredited Service as determined under the Basic Plan plus, for each full year of Accredited Service as a Participant, one additional year to a maximum of 30 years.

5.2 Prior Benefit Service: A Participant who began participation on or before June 27, 1989, shall receive Benefit Service which shall be equal to Accredited Service as determined under the Basic Plan plus, for each full year of Accredited Service as a Participant, two additional years for participation through June 27, 1989.





                                    5 - 1

                                   Article 6
                                    Benefits

6.1 Normal Form of Pension: A Participant who is entitled to receive a retirement benefit under this Supplemental Plan may elect to receive such benefit in the form of a single-life annuity, joint-and-survivor annuity or any other optional form of benefit as set forth in Section 5.2 of the Basic Plan. The normal form of pension under this Supplemental Plan shall be identical to the form of benefit selected by the Participant under the Basic Plan unless the Participant requests, and the Company approves, the lump-sum option described in Section 6.2 of this Supplemental Plan. Any temporary actuarial increase in benefits generated by Participant's selection of the option in Section 5.2(b) of the Basic Plan shall not be considered in determining the Normal Retirement Pension upon which the benefit from this Supplemental Plan is calculated, nor shall any reduction in Normal Retirement Pension under the Basic Plan at age 62 increase a benefit under this Supplemental Plan.





                                    6 - 1

6.2 Lump-Sum Option: A Participant may request that the portion of his or her retirement benefit under this Supplemental Plan related to any award declared under the Company's Executive Incentive Compensation Plan, as used in determining Rates of Annual Basic Compensation, maybe paid in the form of a lump sum, the amount of which shall be the actuarial equivalent of the Accrued Benefit otherwise payable to the Participant under this Supplemental Plan. A Participant's request for a lump sum payment must be submitted in writing to the Administrator at least six months prior to the date on which a benefit would otherwise be payable hereunder and must be accompanied by a medical certificate of the Participant's good health signed by the Company's Medical Director in a form satisfactory to the Administrator; provided, however, that if a Participant's retirement occurs within six months of the date on which this provision becomes effective, a Participant's written request for a lump sum payment shall be considered timely filed so long as it is received by the Administrator at least 60 days prior to the date a benefit would be payable hereunder. A Participant's request for a lump sum payment shall be subject to the sole





                                    6 - 2
discretion of the Administrator and shall be approved by the Administrator only if considered to be in the interests of the Company. If approved by the Administrator, a Participant's lump-sum payment shall be calculated on the basis of reasonable actuarial assumptions satisfactory to the Company.

6.3 Election of Benefit: A Participant shall not defer a benefit under the Basic Plan and receive a benefit under this Supplemental Plan. A Participant shall not elect a benefit for a beneficiary of over 50% of the Participant's benefit without presenting a medical certificate of the Participant's good health signed by the Company's Medical Director in a form satisfactory to the Administrator.

6.4 Normal Retirement Pension: On Normal Retirement Date, a Participant shall be eligible to receive a monthly Normal Retirement Pension equal to 1/12 of the excess of (a) over (b) where:

         (a)     equals 2% of Final Average Compensation multiplied by





                                    6 - 3
                 the number of years of Benefit Service; and

         (b)     equals the sum of:

                          (1) the Normal Retirement Pension payable under the Basic Plan; and

                          (2) the annual amount of any other supplemental pension benefit provided by the Company.

In no event shall the Normal Retirement Pension be less than the Accrued Benefit calculated as of June 27, 1989.

6.5 Full Retirement Pension: A Participant who has attained age 60 and has 30 years of Benefit Service shall be eligible for a monthly payment of an amount equal to 100% of the Normal Retirement Pension.

6.6 Early Retirement Pension: A Participant who has attained age 55 and has 10 or more years of Benefit Service is eligible to select either:

         (a) an amount, commencing at age 65, equal to the Accrued Benefit, determined in the same manner as the Normal





                                    6 - 4

                 Retirement Pension in Section 6.4, based on Benefit Service and Final Average Compensation as of the Participant's Early Retirement Date; or

         (b) an amount, commencing immediately upon Retirement, equal to the Participant's Accrued Benefit subject to an early retirement reduction determined in accordance with Table B in
                 Section 4.6 of the Basic Plan.

6.7 Disability Pension: A Participant who has 10 or more years of Benefit Service and has suffered a Disability shall be eligible for a monthly amount equal to: (1) the Early Retirement Pension (except that any such Participant under age 55 will be treated as though age 55); or (2) an amount equal to 110% of the Disability Pension available from the Basic Plan, whichever is greater; but in no event shall the amount exceed the Normal Retirement Pension under this Plan as set out in Section 6.4 above. An Application for a Disability Pension shall be submitted to the Administrator by the applicant or by the Company, together with a medical certificate signed by the





                                    6 - 5

Company's Medical Director in a form satisfactory to the Administrator. A Participant with less than 10 years of Benefit Service who suffers a Disability supported by a medical certificate satisfactory to the Administrator shall be eligible for an immediate benefit calculated in a manner consistent with the Early Retirement Pension described in Section 6.6(b), subject to an actuarial reduction based on the Participant's actual age at the time of benefit commencement.

6.8 Benefit Compensation: Except as provided in Section 6.9 of this Article, a Participant's pension shall be computed under the terms of the Supplemental Plan in effect as of the date of the Participant's Termination, as described in Section 3.2 hereof, and shall not be recomputed, increased or decreased after such Termination, except for supplemental increases, if any, as may be granted by the Company's Board of Directors.

6.9 Prior Benefit Compensation: Any person who was a Participant in this Supplemental Plan on June 27, 1989, and who retires at age 60 or above, on or before December 31, 1998, shall





                                    6 - 6
in no event receive a pension benefit which is less than the benefit calculated under the provisions of the Supplemental Plan in effect on June 27, 1989.





                                    6 - 7

                                   Article 7
                                 Death Benefits

7.1 Death Benefits: Except for the surviving spouse's annuity described in Sections 7.2 and 7.3, and any survivor death benefit selected by a Participant in accordance with Section 7.4, no death benefits shall be payable under this Supplemental Plan and a Participant shall forfeit all rights to any benefits hereunder upon his or her death. As used in this Article, the term "surviving spouse" refers to the person who is legally married to the Participant at the time of his death and for the full one year (365 days) period immediately prior to his death.

7.2 Surviving Spouse of Designated Participant: The surviving spouse of a designated Participant who has not retired shall be eligible to receive a monthly annuity in an amount equal to 50% of the deceased Participant's Accrued Benefit (without regard to vesting) determined on the basis of (i) the Participant's Final Average Compensation at the date of death, and (ii) the Benefit Service the Participant would have had if employment had





                                    7 - 1
continued until the Normal Retirement Date.

7.3 Surviving Spouse of Person in Termination Status: Upon the death of a person who is no longer a designated Participant or who is not employed by the Company at the time of death, the surviving spouse of such person shall receive an annuity under this Supplemental Plan only to the extent, if any, that such





                                    7 - 2
person was vested in an Accrued Benefit pursuant to Section 4.2. Such annuity shall be calculated based on the Benefit Service accrued by such person at time of his or her Termination, as described in Section 3.2 hereof, but in no event shall such annuity exceed the amount which the surviving spouse would have received had the spouse been entitled to the annuity described in Section 7.2 hereof.

7.4 Survivor Death Benefit: Upon the death of a retired Participant who is receiving or is entitled to receive annuity benefits hereunder and who, in accordance with Section 6.1 hereof, had previously elected to receive his or her Accrued Benefit in a form which pays a death benefit to a designated surviving beneficiary, such death benefit shall be paid to such designated surviving beneficiary in accordance with such prior election.





                                    7 - 3

                                   Article 8
                                 Miscellaneous

8.1 Amendment, Suspension, or Termination: Any amendment, suspension, or termination of this Supplemental Plan shall have prospective effect only, be non-discriminatory, and shall not affect any Accrued Benefit or vested right.

8.2 Nonguarantee of Employment: Nothing in this Supplemental Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any Participant, with or without cause.

8.3 Cost: The Company shall pay the full cost of this Supplemental Plan and the Plan shall at all times be maintained on an unfunded basis. A Participant's rights to a benefit under this Supplemental Plan are contractual in nature and in the event the Company is unable to pay any benefit required hereunder, the





                                    8 - 1

Participant shall have, with respect to the Company, only those rights of an unsecured creditor.

8.4 Nonalienation of Benefits: Benefits payable under this Supplemental Plan shall not be subject in any manner to alienation, anticipation, assignment, charge, encumbrance, execution, garnishment, pledge, sale, transfer, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Participant, prior to actually being received by the person entitled to the benefit under the terms of this Supplemental Plan. Any attempt to alienate, anticipate, assign, charge, encumber, pledge, sell, transfer, or otherwise dispose of any right to benefits payable under this Supplemental Plan shall be void. This Supplemental Plan shall not in any manner be liable for, or subject to, the contracts, debts, liabilities, or torts of any person entitled to benefits under this Supplemental Plan.

8.5  Forfeiture:  Anything herein to the contrary





                                    8 - 2
notwithstanding, if a Participant or retired Participant willfully performs any act or willfully fails to perform any act of material importance to the Company, which may result in material discredit or substantial detriment to the Company, then upon recommendation of the Administrator and upon a majority vote of the Board of Directors, such Participant or retired Participant or the surviving spouse of such Participant shall forfeit any benefit payments owing on and after the date fixed by the Board of Directors and the Company shall have no further obligation under this Supplemental Plan to such Participant, retired Participant, or the surviving spouse of such Participant. If a Participant received his or her benefit in the form of a lump sum payment pursuant to Section 6.2 hereof, then the Participant or the surviving spouse of such Participant shall return to the Company a proportionate share of such lump sum payment calculated as follows: The proportionate share shall equal the product of the lump sum payment multiplied by a fraction, the numerator of which is the number of full years and months which elapsed from the time of the payment to the time of the willful act or failure to act described herein and the





                                    8 - 3
denominator of which is the number of full years and months of the Participant's life expectancy determined as of the time of the lump sum payment.

8.6 Governing Law: All matters relating to this Supplemental Plan shall be governed by the laws of the state of Virginia, without regard to the principles of conflict of laws.





                                    8 - 4